                                  EXHIBIT 99
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                                 PRESS RELEASE


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
                                            ARV ASSISTED LIVING
                                            245 Fischer Avenue, D-1
                                            Costa Mesa, CA 92626-3545
                                            (714) 751-7400
                                            TRADED: NASDAQ: ARVI





                                      AT FINANCIAL RELATIONS BOARD:
AT THE COMPANY:                       Fiona Ross                          Kathy Brunson
David P. Collins                      General Information                 Analyst Contact
Senior Executive Vice President       11611 San Vicente Blvd., #700       75 N. Michigan, #2250
(714) 751-7400                        Los Angeles, CA 90049               Chicago, IL 60611
                                      (310) 442-0599                      (312) 266-7800
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FOR IMMEDIATE RELEASE
MAY 16, 1996


                    ARV ASSISTED LIVING OFFERS TO PURCHASE
                AMERICAN RETIREMENT VILLAS PROPERTIES II UNITS


        COSTA MESA, CALIFORNIA, MAY 16, 1996 -- ARV Assisted Living, Inc. announced today that it is offering to purchase the limited partnerhsip units in American Retirement Villas Properties II, a California limited partnership. The offer is for any and all of the 34,885,542 limited partnership units of American Retirement Villas Properties II not owned by ARV Assisted Living, Inc. at a net cash price per unit of $720.00.


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